Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Foamex International Inc. on Form S-8 (File Nos. 33-74264 and 33-94154) of our report dated March 25, 2002, appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

March 29, 2002